Exhibit 10.2

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of June 1, 2021, by and among (i) Kaleyra Inc., a Delaware corporation (“Parent”), (ii) GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands (the “Representative”, and together with Parent, sometimes referred to individually as a “Party” and collectively as the “Parties”), and (iii) Citibank, N.A., as escrow agent (“Escrow Agent”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February 18, 2021 (the “Merger Agreement”), by and among (i) Parent, (ii) Volcano Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), (iii) Vivial Inc., a Delaware corporation (the “Company”), and (iv) Representative (in its capacity as the representative of the holders of Company Common Stock thereunder), Parent and the Representative have agreed to establish an escrow arrangement for the purposes set forth therein;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement; provided, however that the Escrow Agent shall not be deemed to have any knowledge of or duty to ascertain the meaning of any capitalized term not otherwise defined in this Agreement;

WHEREAS, the Merger Agreement contemplates that at the Closing, Parent will deposit, or cause to be deposited, an amount equal to $2,000,000 (the “Escrow Amount”, which, together with all products and proceeds of, including all interest, dividends, distributions, gains or other income earned thereon or in respect thereof, if any (the “Escrow Earnings”), shall be referred to herein as the “Escrow Funds”) into the Escrow Account which has been established by Escrow Agent hereunder for the purpose of establishing a source of funds to secure and satisfy any potential adjustments to the Merger Consideration following the Closing pursuant to Section 2.5 of the Merger Agreement; and

WHEREAS, the Parties desire that Escrow Agent shall agree to hold and distribute the Escrow Funds in accordance with the terms and conditions of this Agreement, until the Escrow Funds held hereunder have been released in accordance with the terms and conditions of this Agreement and, as between Parent and the Representative, the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, each of Parent, the Representative and Escrow Agent hereby agrees as follows:

1. Appointment. The Parties hereby appoint and designate Escrow Agent to acquire and maintain possession of the Escrow Funds and to act as their escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein and agrees to assume and perform its duties and obligations pursuant to the terms and conditions set forth herein. Escrow Agent shall hold the Escrow Funds (as defined below) in accordance with, and shall not disburse or release any of the Escrow Funds except in accordance with, the terms and conditions set forth in this Agreement.

2. Fund.

Upon the Closing, in accordance with the terms of the Merger Agreement, Parent shall deposit, or cause to be deposited with Escrow Agent, in each case, to be held by Escrow Agent in a separated, distinct and non-commingled escrow account established by Escrow Agent, the Escrow Amount (the “Escrow Account”). Escrow Agent agrees to keep the Escrow Account separate from all other property held by Escrow Agent and the Escrow Account shall be identified as being held in connection with this Agreement and the Merger Agreement. Escrow Agent shall acknowledge in writing to Parent and the Representative receipt of the Escrow Amount from Parent upon the date of receipt. As agreed by the Parties, the Escrow Funds shall (a) not be subject to set off by Escrow Agent or any of its affiliates, (b) not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto and (c) be held and disbursed solely for the purposes and in accordance with the terms of this Agreement, except as otherwise provided in Section 10 below.

3. Investment of Escrow Funds.

(a) Subject to receipt of a Joint Direction or a Release Order (each as defined below), Escrow Agent shall hold the Escrow Amount and shall invest and reinvest the Escrow Amount and the proceeds thereof in a Citibank noninterest-bearing deposit account insured up to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”), unless otherwise jointly instructed in writing by the Parties and as shall be reasonably acceptable to Escrow Agent (the “Permitted Investments”). The Parties recognize and agree that instructions to make any other investment (an “Alternative Investment”) must be made by delivery to Escrow Agent of a joint written instruction signed by an Authorized Representative (as defined below) of each Party, and shall specify the type, amount and identity of the investments to be purchased and/or sold, but shall only be permitted if Escrow Agent can accommodate such Alternative Investment. Escrow Agent shall have no obligation to invest or reinvest the Escrow Funds held in the Escrow Account until the following Business Day if all or a portion of the Escrow Funds is deposited with Escrow Agent after 3:00 p.m. New York City time, in which case, Escrow Agent shall invest or reinvest such Escrow Funds on the immediately following Business Day. Requests or instructions received after 3:00 p.m. New York City time by Escrow Agent to liquidate all or any portion of the Escrow Funds will be treated as if received on the following Business Day. Escrow Agent is hereby authorized to execute purchases and sales of Alternative Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. Escrow Agent or any of its affiliates may receive reasonable and customary compensation with respect to any Alternative Investment jointly directed in writing by the Parties including, without limitation, charging any applicable agency fee in connection with each transaction, which amounts (if any) shall be borne solely by Parent; provided, that Escrow Agent shall obtain the prior written consent of each of the Parties prior to entering into a transaction giving rise to any fees. Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein. Market values, exchange rates and other valuation information (including without limitation, market value, current value or notional value) of any Alternative Investment furnished in any report or statement may be obtained from third party sources and are furnished for the exclusive use of the Parties and any investment funds affiliated with the Parties (including any of such funds’ general partners and management advisors). Escrow Agent has no responsibility whatsoever to determine the market value or other value of any Alternative Investment and makes no representation or warranty, express or implied, as to the accuracy of any such valuations or that any values necessarily reflect the proceeds that may be received on the sale of an Alternative Investment. Escrow Agent shall not have any liability for any loss sustained as a result of any investment decision made pursuant to the terms of this Agreement, pursuant to the terms of any joint written instructions from the Parties to make an Alternative Investment, as a result of any liquidation of any investment prior to its maturity, or for the failure of an Authorized Representative of each of the Parties to give Escrow Agent instructions to invest or reinvest the Escrow Funds. Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement when required to do so pursuant to the terms of this Agreement. Except as expressly provided herein, the Escrow Funds shall not, in any manner, directly or indirectly, be assigned, hypothecated, pledged, alienated, released from escrow or transferred within escrow (or otherwise dealt with in any manner that has the economic effect of any of the foregoing acts, on a current or prospective basis). Notwithstanding anything the contrary herein, the Escrow Funds shall, at all times, remain available for distribution in accordance with Section 4 below.

(b) The Parties acknowledge that non-deposit investment products are not obligations of, or guaranteed by, Citibank, Citigroup or any of their respective affiliates, are not FDIC-insured, and are subject to investment risks, including the possible loss of the principal amount invested. Only deposits in the United States are subject to FDIC insurance. Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominee of any securities depository, and such nominee(s) may sign the name of any Party to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

(c) The Parties agree that (i) Parent is the owner of the Escrow Account and (ii) any Escrow Earnings (if any) shall be allocated to Parent for U.S. federal and applicable state and local income tax purposes and shall be reported by Escrow Agent to Parent and to the Internal Revenue Service (“IRS”), or any other taxing authority as required by law, on IRS Form 1099 (or other appropriate form) as income earned from the Escrow Funds by Parent for such taxable year, whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes required to be withheld by applicable Law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities. The Parties agree that Escrow Agent shall not have any other contractual obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement, except as required by applicable Law. To the extent not previously provided, as soon as practicable following the execution of this Agreement, the Representative and Parent shall each furnish an IRS Form W-8 or W-9 (as applicable) to Escrow Agent. Escrow Agent shall be responsible only for income reporting to the IRS with respect to the Escrow Earnings (if any).

(d) All investments of the Escrow Funds shall be registered and held in the name of Escrow Agent, as Escrow Agent for the Parties. Escrow Agent will send account statements to the Parties on a monthly basis reflecting activity (including a list of all investments) with respect to the Escrow Funds in each Escrow Account for the preceding month. Although each of Parent and the Representative recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, each of Parent and the Representative hereby agree that confirmations of Permitted Investments are not required to be issued by Escrow Agent for each month in which a monthly account statement is rendered. The Parties agree to notify Escrow Agent of any errors, delays or other problems within thirty (30) days after receiving written notification from Escrow Agent that a transaction has been completed; provided, that the failure to so notify Escrow Agent will not constitute waiver by the Parties of any such error, delay or other problem.

(e) This Agreement (except for the provisions of Section 8 hereto), the duties of Escrow Agent and the Escrow Account shall automatically terminate and shall have no further force or effect upon the first to occur of (i) the distribution in full by Escrow Agent of all of the Escrow Funds in accordance with this Agreement, or (ii) the delivery to Escrow Agent of a written notice of termination executed jointly by Parent and the Representative and the release by Escrow Agent of all of the Escrow Funds.

4. Disposition. Parent and the Representative shall act in accordance with, and Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 4 as follows:

(a) Joint Direction or Release Order. As promptly as practicable, and in any event within two (2) Business Days, following the date on which Escrow Agent receives (i) a Joint Direction, or (ii) a Release Order (as defined below), in each case, with respect to a disbursement from the Escrow Account, in accordance with Section 2.5(h) of the Merger Agreement, then Escrow Agent shall, to the extent directed by such Joint Direction or Release Order, disburse all or part of the Escrow Amount, together with the Escrow Earnings (if any) related thereto, in accordance with such Joint Direction or Release Order (as applicable) to the Persons and accounts specified in the Joint Direction or Release Order (as applicable), by wire transfer of immediately available funds.

(b) Method of Payment. All payments of any part of the Escrow Funds shall be made by wire transfer of immediately available funds to one or more accounts as designated in advance by Parent or the Representative, as applicable, or as set forth in the Joint Direction or a Release Order, as applicable.

(c) Security Procedures for Fund Transfers. Escrow Agent shall confirm each funds transfer instruction received in the name of Parent or Representative by means of a call back to an Authorized Representative for such Party and communicated to Escrow Agent through a signed certificate in the form of Schedule 1-A, or Schedule 1-B, attached hereto, which upon receipt by Escrow Agent shall become a part of this Agreement. Once delivered to Escrow Agent, Schedule 1-A, or Schedule 1-B, may be revised or rescinded only by a writing signed by one of the designated persons as set forth in Schedule 1-A, or Schedule 1-B, (each an “Authorized Representative”) of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford Escrow Agent a reasonable opportunity to act on it. If a revised Schedule 1-A, or Schedule 1-B, or a rescission of an existing Schedule 1-A, or Schedule 1-B, is delivered to Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Agreement. The Parties understand that Escrow Agent’s inability to receive or confirm funds transfer instructions by means of a call back to such Party may result in a delay in accomplishing such funds transfer, and agree that Escrow Agent shall not be liable for any loss caused by any such delay. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Funds if delivered to any other fax number or electronic mail (“e-mail”) address of the Escrow Agent not set forth in Section 9, including but not limited to a valid e-mail address of any employee of Escrow Agent.

(d) Certain Definitions. As used herein, the following terms shall have the following definitions:

“Authorized Representative” means a representative of Parent or Representative listed on Schedule 1-A or Schedule 1-B (as applicable) attached hereto.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking institutions located in any of New York, New York are closed as a result of any federal, state or local holiday or are required to close by a Governmental Entity.

“Joint Direction” means a joint written instruction made by Parent and the Representative, substantially in the form attached hereto as Exhibit A, signed by an Authorized Representative of each of Parent and the Representative.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental authority or any department, agency or political subdivision thereof.

“Release Order” means a final non-appealable order of any court or arbitrator of competent jurisdiction that may be issued ordering Escrow Agent to distribute all or any portion of the Escrow Funds or determining the rights of the Parties with respect to the Escrow Funds, together with (A) a certificate, substantially in the form attached hereto as Exhibit B, signed by an Authorized Representative of the prevailing Party (as between Parent and the Representative) to the effect that such judgment is final and non-appealable and from a court or arbitrator of competent jurisdiction having proper authority and (B) the written payment instructions of the prevailing Party.

5. Escrow Agent. Escrow Agent hereby agrees and covenants with Parent and the Representative that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone, except pursuant to the express terms of this Agreement or as otherwise required by applicable Law. Escrow Agent hereby undertakes to perform only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duties, shall be implied, other than the implied duty of good faith and fair dealing. Escrow Agent has no knowledge of, nor any requirement to comply with, the terms and conditions of any other agreement between the Parties, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement. Escrow Agent may rely upon, and shall not be liable, for acting in accordance with any Joint Direction or Release Order delivered to it by any Party in accordance with Section 9 and reasonably believed by Escrow Agent in good faith to be genuine and to have been signed by an Authorized Representative(s), as applicable, provided that Escrow Agent has fulfilled its obligations under Section 4(c) to confirm any funds transfer instruction received in the name of Parent or Representative. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such Joint Direction or Release Order. Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that Escrow Agent’s fraud, gross negligence or willful misconduct was the cause of any direct loss to either Party. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through any of its affiliates or agents, provided however that no such delegation of powers or duties will release Escrow Agent from any of its obligations under this Agreement. In the event that Escrow Agent is uncertain as to its duties or rights hereunder or receives instructions, claims or demands from any Party that conflict with the provisions of this Agreement or conflicting instructions from the Parties, Escrow Agent shall promptly notify the Parties of such uncertainty or apparent conflict and, following delivery of such notice and until such time as the Parties deliver revised instructions to Escrow Agent, Escrow Agent shall be entitled to refrain from taking any action and shall not be liable for refraining to take any action, and its sole obligation shall be to keep safely all property held in escrow until shall be directed otherwise in a Joint Direction or Release Order. Escrow Agent shall have no duty to solicit any payments that may be due to it or the Escrow Account, including, without limitation, the Escrow Amount, nor shall Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving Escrow Agent) without making Escrow Agent a party to the same. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL ESCROW AGENT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. Escrow Agent shall not be responsible for or under, or chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in this Agreement or in any Joint Direction or Release Order delivered to Escrow Agent hereunder. This Agreement sets forth all of the obligations of Escrow Agent, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document.

6. Resignation and Removal; Succession. The Parties, acting jointly, may remove Escrow Agent at any time, with or without cause, by giving to Escrow Agent fifteen (15) calendar days’ advance notice in writing of such removal signed by an Authorized Representative of each Party. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days’ advance notice in writing of such resignation to the Parties. Escrow Agent’s sole responsibility after such fifteen (15) or thirty (30)-day notice period (as applicable) expires, in the case of either removal or resignation, shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a designated substitute escrow agent, if any, appointed jointly by the Parties, as set forth in a Joint Direction, (ii) to such other Person jointly designated in writing by the Parties, or (iii) in accordance with the directions of a final court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate, except for any liability of the Escrow Agent arising out of its fraud, gross negligence or willful misconduct. If prior to the expiration of the fifteen (15) or thirty (30)-day notice period (as applicable), the Parties have failed to appoint a successor escrow agent, or to instruct Escrow Agent in writing to deliver the Escrow Funds to another Person as provided above, at any time on or after the expiration of the fifteen (15) or thirty (30)-day notice period (as applicable), Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent shall deliver the Escrow Funds to any appointed successor escrow agent, at which time Escrow Agent’s obligations under this Agreement shall cease and terminate, except for any liability incurred prior to delivery of the Escrow Funds. Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of Escrow Agent may be transferred, shall be Escrow Agent under this Agreement without further act; provided, that Escrow Agent shall use commercially reasonable efforts to provide the Parties with notice in writing of any such merger, conversion or consolidation within a reasonable period of time either prior to or following the consummation thereof.

7. Compensation. The Escrow Agent acknowledges and agrees that the fees and expenses described in Schedule 2 attached hereto are intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement and the Parent agrees to pay to Escrow Agent such fees and expenses, upon execution of this Agreement.

8. Indemnification and Reimbursement. The Parties shall jointly and severally indemnify, defend and hold harmless Escrow Agent from and against any and all losses, damages, liabilities and reasonable and documented out-of-pocket costs or expenses (including, without limitation, the reasonable and documented out-of-pocket fees and reasonable and documented out-of-pocket expenses of one outside counsel) (collectively, “Losses”), arising out of or in connection with (a) Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction through a final order to have been caused by the fraud, gross negligence, or willful misconduct, of the Escrow Agent and (b) Escrow Agent’s following any instructions or other directions from the Parties (including, for the avoidance of doubt, any instructions or other directions set forth in a Joint Direction or Release Order) received in accordance with this Agreement. It is understood and agreed that the Escrow Agent does not have a contractual right of set off or a contractual security interest under the Agreement; provided, however, that nothing herein shall be construed as a waiver of any statutory or common law rights to which the Escrow Agent may otherwise be entitled with respect thereto. Notwithstanding anything to the contrary herein, each of Parent and the Representative hereby agree between themselves that any obligation for indemnification under this Section 8 shall be borne by Parent or the Representative, as determined by a court of competent jurisdiction to be responsible for causing the Losses, fees or expenses against which Escrow Agent is entitled to indemnification or payment or, if no such determination is made, then to each pay fifty percent (50%) of any such indemnification claims or payments. The provisions set forth in this Section 8 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

9. Notices. All communications hereunder shall be in writing or set forth in a PDF attached to an e-mail, and all instructions from a Party or the Parties to Escrow Agent shall be executed by an Authorized Representative of such Party or Parties, and shall be deemed to have been delivered in accordance with the terms of this Agreement (a) on the day of delivery by e-mail, if delivered by e-mail prior to 5 p.m. New York City time (and otherwise on the first Business Day thereafter) or (b) when actually delivered, if delivered by hand, by certified mail return receipt requested, or by courier or express delivery service (with receipt showing signature or similar confirmation) to the appropriate e-mail address, or notice address set forth for each party hereto as follows:

if to Parent,

Kaleyra Inc.

Via Marco D’Aviano, 2,

Milano MI, Italy

Attention: Dario Calogero

Email: dario.calogero@kaleyra.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey C. Selman

Email: jeffrey.selman@us.dlapiper.com

and

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: James L. Kelly

        Ilya A. Bubel

Email: james.kelly@us.dlapiper.com

  ilya.bubel@us.dlapiper.com

if to the Representative,

GSO Special Situations Master Fund LP

345 Park Avenue

New York, NY 10154

Attention: David Posnick, Eric Nadan, BXC Legal

Email: David.Posnick@Blackstone.com; Eric.Nadan@Blackstone.com;

Creditlegal@Blackstone.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Ackneil M. Muldrow III

Email: trey.muldrow@weil.com

If to Escrow Agent,

Citibank, N.A.

Citi Private Bank

388 Greenwich Street, 29th Floor

New York, NY 10013

Attention: William T. Lynch

E-mail: william.lynch@citi.com

Any party hereto may provide notice in accordance with this Section 9 of any change of the notice information in this Section 9.

10. Compliance with Court Orders. In the event that any of the Escrow Funds shall be attached, garnished, levied upon, or otherwise be subject to any final court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such final orders so entered or issued, which it is advised in writing by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, provided that Escrow Agent shall provide a written notice thereof to the Parties as soon as reasonably practicable, and in the event that Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties or to any other Person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

11. Miscellaneous.

(a) The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by Escrow Agent and each of the Parties. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving parties. The failure of a party hereto at any time to require performance of any provision of this Agreement will not affected such party’s rights at a later time to enforce such provision. No waiver by any party hereto of any breach of this Agreement will be deemed to extent to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.

(b) Parent and the Representative may assign any right or interest hereunder, but not any obligation, to the same extent they are permitted to assign their rights and interests under the Merger Agreement. No assignment of the interest of either Party shall be binding on Escrow Agent unless and until written notice of such assignment is filed with and acknowledged in writing by Escrow Agent. To comply with federal law including USA Patriot Act requirements, assignees shall provide to Escrow Agent the appropriate form W-9 or W-8 (as applicable) and such other forms and documentation that Escrow Agent may request to verify identification and authorization to act.

(c) This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. In furtherance of the foregoing, the laws of the State of Delaware will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(d) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware (or, if such court lacks jurisdiction, any federal or state court sitting in the State of Delaware in Wilmington, Delaware) over all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and each Party hereby irrevocably agrees that all claims in respect of any such Action related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) Neither Party nor Escrow Agent shall be liable to any other party hereto for losses due to, or for any delay in performance of its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, electrical outages or unavailability of Federal Reserve Bank wire services, or other causes reasonably beyond its control; it being understood that Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

(f) This Agreement and any Joint Direction from the Parties, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement and in any Joint Direction or other instruction, instrument or notice delivered hereunder may be transmitted by facsimile (including PDF) or e-mail, and such transmission will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(g) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable Law of a jurisdiction, then such provision shall, as to such jurisdiction, be revised as mutually agreed by the parties hereto so as to as nearly as possible reflect the intent of the parties hereto without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(h) Nothing in this Agreement, whether express or implied, shall be construed to give to any Person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Funds or this Agreement.

(i) The Parties acknowledge that the Escrow Funds are not and shall not be subject to any lien, security interest or encumbrance of any kind.

(j) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE RESPECTING ANY MATTER ARISING UNDER THIS AGREEMENT.

(k) No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name, or the rights, powers, or duties of Escrow Agent under this Agreement, shall be issued by the Parties, or on their behalf, without the prior written consent of Escrow Agent, except to the extent such disclosure is required by applicable Law.

(l) This Agreement and the Merger Agreement taken together shall constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements (whether written or oral and whether express or implied) by or among the parties hereto to the extent related to the subject matter of this Agreement. The terms and conditions of this Agreement will control the actions, duties, and obligations of Escrow Agent. To the extent there is a conflict between the terms and provisions of this Agreement and the Merger Agreement, (i) as between the Parties, the terms and provisions of the Merger Agreement will control and (ii) to the extent governing the actions of Escrow Agent, the terms and conditions of this Agreement shall control.

(m) Know Your Client Requirements. The Parties hereby acknowledge that, in order to help fight the funding of terrorism and money laundering activities, federal law may require certain financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship. The Parties hereby agree that they shall provide the Escrow Agent with such information as the Escrow Agent may reasonably request in order to comply with applicable anti-money laundering rules and regulations, including each Party’s name, physical address, tax identification number and other information that is reasonably required to assist the Escrow Agent in identifying and verifying each Party’s identity in order to comply with applicable anti-money launder rules and regulations, such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information.

(n) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Escrow Agent to implement reasonable procedures to verify the identity of any Person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and Escrow Agent’s internal policies require Escrow Agent to follow reasonable procedures to verify the identity of the Parties, including, without limitation, each Parties’ name, address and organizational documents (“identifying information”). The Parties agree to provide Escrow Agent with and consent to Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by Escrow Agent in connection with the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT:

Kaleyra Inc.

By:	/s/Dario Calogero
Name:	Dario Calegero
Title:	Chief Executive Officer

[SIGNATURE PAGE TO ESCROW AGREEMENT]

REPRESENTATIVE:

GSO Special Situations Master Fund LP

By: Blackstone Alternative Credit Advisors LP, its investment manager

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

[SIGNATURE PAGE TO ESCROW AGREEMENT]

ESCROW AGENT:

CITIBANK, N.A.

By:	/s/ William T. Lynch
Name:	William T. Lynch
Title:	Director

[SIGNATURE PAGE TO ESCROW AGREEMENT]

SCHEDULE 1-A

SCHEDULE OF PARENT’S AUTHORIZED REPRESENTATIVES

Telephone Numbers and Authorized Signatures for

Person(s) Designated to Give Joint Directions and Confirm Funds Transfer Instructions

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Parent, and are authorized to initiate and approve transactions for the Escrow Account established under this Agreement on behalf of Parent. The below listed Persons have also been designated as contacts for confirmation of funds transfer instructions as provided for in Section 4(c) to this Agreement, and will be notified by Escrow Agent upon the release of any Escrow Funds from the Escrow Account.

Name	Business/Cellphone Telephone Numbers	Signature
1.
2.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an e-mail, must include the signature of at least one Authorized Representative authorizing said funds transfer on behalf of each Party.

[SCHEDULE 1-A TO ESCROW AGREEMENT]

SCHEDULE 1-B

SCHEDULE OF REPRESENTATIVE’S AUTHORIZED REPRESENTATIVES

Telephone Numbers and Authorized Signatures for

Person(s) Designated to Give Joint Directions and Confirm Funds Transfer Instructions

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Representative, and are authorized to initiate and approve transactions for the Escrow Account established under this Agreement on behalf of the Representative. The below listed Persons have also been designated as contacts for confirmation of funds transfer instructions as provided for in Section 4(c) to this Agreement, and will be notified by Escrow Agent upon the release of any Escrow Funds from the Escrow Account.

Name	Business/Cellphone Telephone Numbers	Signature
1.
2.

All instructions, including but not limited to funds transfer instructions, whether transmitted by facsimile or set forth in a PDF attached to an e-mail, must include the signature of at least one Authorized Representative authorizing said funds transfer on behalf of each Party.

[SCHEDULE 1-B TO ESCROW AGREEMENT]

SCHEDULE 2

SCHEDULE OF ESCROW AGENT FEES

Acceptance Fee

To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: WAIVED

Administration Fee

The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the Escrow Account, normal administrative functions of Escrow Agent, including maintenance of Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by Escrow Agent under the terms of the Escrow Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing deposit account, FDIC insured to the applicable limits:

Fee: WAIVED

Tax Preparation Fee

To cover preparation and mailing of Forms 1099-INT, if applicable for the escrow parties for each calendar year:

Fee: WAIVED

Transaction Fees

To oversee all required disbursements or release of property from the Escrow Account to any escrow party, including cash disbursements made via check and/or wire transfer, fees associated with postage and overnight delivery charges incurred by Escrow Agent as required under the terms and conditions of the Escrow Agreement:

Fee: WAIVED

Other Fees

Material amendments to the Agreement: additional fee(s), if any, to be discussed at time of amendment.

EXHIBIT A

JOINT DIRECTION

TO: Citibank, N.A.

as Escrow Agent

388 Greenwich Street, 29th Floor

New York, NY 10013

Attn: William T. Lynch

This certificate is issued as of the [•] day of [•], [•], pursuant to Section 4 of that certain Escrow Agreement, dated as of [•], 2021 (the “Escrow Agreement”), by and among Kaleyra Inc., a Delaware corporation (“Parent”), GSO Special Situations Master Fund LP, (the “Representative”) and Citibank, N.A., as Escrow Agent (“Escrow Agent”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Escrow Agreement.

Parent and the Representative hereby jointly instruct Escrow Agent to pay to [RECIPIENT] an amount equal to $[•] out of the Escrow Account, by wire transfer to:

[INSERT WIRE INSTRUCTIONS]

Each of the undersigned hereby represents and warrants that it has been authorized to execute this certificate. This certificate may be signed in counterparts.

PARENT:

Kaleyra Inc.

By:
Name:
Title:

REPRESENTATIVE:

GSO Special Situations Master Fund LP

By:
Name:
Title:

EXHIBIT B

CERTIFICATE OF RELEASE ORDER

TO:

Citibank, N.A.

as Escrow Agent

388 Greenwich Street, 29th Floor

New York, NY 10013

Attn: William T. Lynch

Pursuant to, and in accordance with, Section 4 of that certain Escrow Agreement, dated as of [•], 2021 (the “Escrow Agreement”), by and among GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands (the “Representative”), Kaleyra Inc., a Delaware corporation (“Parent”) and Citibank, N.A., as escrow agent (“Escrow Agent”), the undersigned hereby certifies to Escrow Agent and [Parent]/[Representative] that:

1.

attached is a Release Order pursuant to which Escrow Agent is authorized to promptly disburse $[•] from the Escrow Funds to [name of applicable recipient] to [insert wire instructions] and Escrow Agent is instructed to comply with such Release Order;

2.	the Release Order is final and from a court of competent jurisdiction;

3.	Escrow Agent shall be entitled to conclusively rely on the attached Release Order without further investigation; and

4.	[Parent]/[Representative] [are/is] delivering a copy of this Certificate of Order simultaneously to [Parent]/[Representative].

Capitalized terms not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

Dated:

PARENT:	REPRESENTATIVE:

Kaleyra Inc.	GSO Special Situations Master Fund LP

By:	By:
Name:	Name:
Title:	Title: